UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

PhoneBrasil International, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	333-174581	33-148545
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

21 Omaha Street, Dumont, NJ 07628

(Address of Principal Executive Office) (Zip Code)

201-387-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On September 13, 2021, PhoneBrasil International, Inc. (the “Company”) filed with the Secretary of State for the State of New Jersey an Amended and Restated Certificate of Incorporation (the “Amended Certificate”). The Amended Certificate had been previously approved by the Board of Directors of the Company (the “Board”) and the shareholder holding the majority of the outstanding voting power of the Company as disclosed in more detail in the Company’s definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on August 3, 2021 (the “Information Statement”). The Amended Certificate, among other things, increased the number of shares of common stock the Company is authorized to issue from 300,000,000 shares to 1,650,000,000 shares and added the provision regarding the right of the Board to designate the number of shares and determine the relative rights, preferences, and limitations of the shares of any class or series of the Company’s preferred stock without the need for shareholder approval, which provision had been inadvertently omitted from the previously filed Certificate of Incorporation, all as discussed in more detail the Information Statement. The Amended Certificate was effective upon filing.

On September 24, 2021, the Company filed with the Secretary of State for the State of New Jersey a Certificate of Amendment to the Amended Certificate (the “Amendment”) designating the Company’s Series A Convertible Preferred Stock, par value $0.000001 per share (the “Series A Preferred Stock”). The rights, preferences and limitations of Series A Preferred Stock and the form of the Amendment had been approved by the Board. The Amendment was effective upon filing. The Amendment provides for the issuance of up to 3,094,600 shares of Series A Preferred Stock and includes the following terms:

Ranking. The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up, senior to all classes or series of the Company’s common stock and to all other equity securities issued by the Company.

Conversion Rights. Each share of Series A Preferred Stock is convertible into 500 shares of fully-paid, nonassessable shares of the Company’s common stock, subject to customary adjustments as provided for in the Amendment. Additionally, each share of Series A Preferred Stock will automatically convert immediately upon the effectiveness of the reverse split of the Company’s issued and outstanding common stock at the ratio of one-for-100.

Voting Rights. Holders of the Series A Preferred Stock have the right to vote with the holders of outstanding shares of common stock on an as-converted basis on each matter on which holders of common stock are entitled to vote. In addition, each share of Series A Preferred Stock is entitled to one vote on each matter on which the holders of the Series A Preferred Stock are entitled to vote as a separate class.

No Maturity, Sinking Fund, Mandatory Redemption. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely until such time as it is converted into common stock pursuant to the provisions of the Amendment discussed above.

Following the effectiveness of the Amendment, the then outstanding 10,000,000 shares of the Company’s preferred stock were exchanged for 3,094,503.43 shares of Series A Preferred Stock. The exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933.

The foregoing description of the Amended Certificate, the Amendment and the rights, preferences and limitations of the Series A Preferred Stock is a summary only and is qualified in its entirety by reference to the full text of the Amended Certificate, which is filed as Exhibit 3.1, and the Amendment filed as Exhibit 3.2 to this Current Report on Form 8-K, in each case incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information with respect to the exchange of the Company’s preferred stock set forth above is incorporated by reference in this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information with respect to the issuance of the Series A Preferred Stock set forth above is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information with respect to the Amendment set forth above is incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Amended and Restated Certificate of Incorporation				Filed
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHONEBRASIL INTERNATIONAL, INC.

Date: October 4, 2021	By:	/s/ P. Kelley Dunne
		Name:	P. Kelley Dunne
		Title:	Chief Executive Officer

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